Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333- 114786

PROSPECTUS SUPPLEMENT DATED MARCH 14, 2007
TO
PROSPECTUS DATED SEPTEMBER 12, 2006

ENER1, INC.

We are supplementing the prospectus dated September 12, 2006. The information in the table below, which is based on information provided by the named selling shareholder, supplements and amends the selling shareholders table in the Prospectus dated September 12, 2006. All other information in the selling shareholders table remains the same.

Name	Number of Shares Beneficially Owned Before the Offering	Number of Shares Being Offered	Percentage of Stock Owned After the Offering
Ener1 Group, Inc.	439,639,413	23,780,000	81.6%

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED ANY OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 3 of the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus dated September 12, 2006, including any amendments or supplements thereto.